As filed with the Securities and Exchange Commission on June 23, 2005,         Registration No. 333-______

_________________________________________________________________________________________

OMB APPROVAL
OMB Number: 3235-0066
Expires: August 31, 2007
Estimated average burden hours per response: 24

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	13-3124057
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4480 Cote de Liesse Suite 355 Montreal, Quebec, Canada	H4N 2R1
(Address of principal executive offices)	(Zip Code)

CONSULTING AGREEMENTS WITH EACH OF JONATHAN ABENHAIM, GEORGES AMAR, MAYER AMSEL, PROSPER AZOULAY, DANIEL BENCHETRIT, JEAN-LOUIS BOITIEUX, ERIC BOYD, LOUISE-MARIE CHALIFOUR, JEAN-MARIE DUPUY, ANDRE ELKAIM, FLOYD HENRY and SUZAN REINHARZ

(Full title of the plan)

Irving Rothstein, Esq.

Law Offices of Irving Rothstein

1060 East 23rd Street

Brooklin, New York 11210

(718) 513-4983

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.001 par value	1,245,000	$0.29	$361,050	$42.50

_________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), the closing sales price on the OTC:BB on June 22, 2005.

IN ADDITION TO THE PROSPECTUS REQUIRED TO BE INCLUDED IN THIS REGISTRATION STATEMENT ON FORM S-8, AN ADDITIONAL PROSPECTUS PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 IS FILED HEREWITH PURSUANT TO GENERAL INSTRUCTION C TO FORM S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by VIROPRO, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

(a)  The Registrant's Annual Report on Form 10-KSB, filed on March 14, 2005, for the year ended November 30, 2004;

(b)  The Registrant's Quarterly Report on Form 10-QSB/A, filed on May 13, 2005, for the quarter ended February 29, 2005;

(c)  The Registrant’s Registration Statement on Form 8-A filed November 5, 1982.

All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.751 of the General Corporation law of the State of Nevada, under which the Registrant is organized, empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the Registrant, against certain expenses,including attorneys fees, judgments, fines and other amounts which may be paid or incurred by them in their capacities as such officers, directors, employees and agents.

The Registrant's certificate of incorporation authorizes the board of directors to indemnify officers, directors, employees and agents to the fullest extent permitted by law.

The Registrant's bylaws authorize the board of directors to indemnify officers, directors, employees and agents the same circumstances set forth in the certificate of incorporation.  The bylaws also authorize the Registrant to purchase liability insurance for the benefit of officers, directors, employees and agents and to enter into indemnity agreements with officers, directors, employees and agents.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit

Number

Description

______

_________________________________________________________________________

5.1

Opinion of law offices of Irving Rothstein, as to the legality of the common stock being registered.

10.1

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Jonathan Abenhaim.

10.2

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Georges Amar.

10.3

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Mayer Amsel.

10.4

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Prosper Azoulay.

10.5

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Daniel Benchetrit.

10.6

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Jean-Louis Boitieux.

10.7

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Eric Boyd.

10.8

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Louise-Marie Chalifour.

10.9

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Jean-Marie Dupuy.

10.10

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Andre Elkaim.

10.11

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Floyd Henry.

10.12

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Suzan Reinharz.

23.1

Consent of Law Offices of Irving Rothstein (included in its opinion filed as Exhibit 5.1).

23.2

Consent of Stark Winter Schenkein & Co., LLP.

ITEM 9.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SECURITIES AND

EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

-------------

EXHIBITS

TO

REGISTRATION STATEMENT

ON

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

-------------

VIROPRO, INC.

(EXACT NAME OF ISSUER AS SPECIFIED

IN ITS CHARTER)

June 23, 2005.

EXHIBIT INDEX

Exhibit

Number

Description

______

_________________________________________________________________________

5.1

Opinion of law offices of Irving Rothstein, as to the legality of the common stock being registered.

10.1

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Jonathan Abenhaim.

10.2

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Georges Amar.

10.3

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Mayer Amsel.

10.4

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Prosper Azoulay.

10.5

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Daniel Benchetrit.

10.6

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Jean-Louis Boitieux.

10.7

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Eric Boyd.

10.8

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Louise-Marie Chalifour.

10.9

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Jean-Marie Dupuy.

10.10

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Andre Elkaim.

10.11

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Floyd Henry.

10.12

Consulting  Agreement that the Registrant entered into on May 15, 2005, with Suzan Reinharz.

23.1

Consent of Law Offices of Irving Rothstein (included in its opinion filed as Exhibit 5.1).

23.2

Consent of Stark Winter Schenkein & Co., LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, the Province of Quebec on the 23rd day of June, 2005.

VIROPRO, INC

(Registrant)

By:/s/ Richard Lee

-------------------------------------

Richard Lee

President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities indicated on the 23rd day of June, 2005.

/s/RICHARD LEE

------------------------------

Richard Lee

Sole Officer and Sole Director